Exhibit 4.2

ANTERO RESOURCES CORPORATION

AS ISSUER

and

COMPUTERSHARE TRUST COMPANY, N.A.

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 28, 2026

to

Indenture dated as of January 28, 2026

5.400% Senior Notes due 2036

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 28, 2026 (this “First Supplemental Indenture”), is between Antero Resources Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of January 28, 2026 (the “Base Indenture”), with the Trustee, providing for the issuance by the Company from time to time of its unsecured debentures, notes, or other evidences of indebtedness, in one or more series unlimited as to principal amount (the “Securities”); and

WHEREAS, the Base Indenture, as supplemented by the First Supplemental Indenture and as further amended and supplemented from time to time, shall be referred to herein as the “Indenture”; and

WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Indenture, a new series of Securities to be designated as the “5.400% Senior Notes due 2036” (the “Notes”), having terms as set forth in this First Supplemental Indenture; and

WHEREAS, the Company desires to cause the issuance of the Notes pursuant to Sections 301, 303, 901 and 903 of the Base Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Securities; and

WHEREAS, the Company has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when issued and executed by the Company and authenticated and delivered under the Indenture, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, enforceable in accordance with the terms hereof;

NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions shall amend and supplement the Base Indenture, but only in relation to the Notes to the extent specified herein, and not to any other series of Securities that are or may be issued under the Base Indenture:

Article I
THE NOTES

Section 1.1         Form.

The Notes and the related Trustee’s certificate of authentication shall be substantially in the form thereof set forth in Exhibit A to this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which such Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Exhibit A is hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

The Notes shall be issued upon original issuance in whole in the form of one or more global Securities (“Global Notes”) as provided in the Base Indenture. Each Global Note shall represent such aggregate principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the aggregate principal amount, or any increase or decrease in the aggregate principal amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with its rules and procedures.

Section 1.2         Title, Amount, Maturity Date and Interest.

There are hereby established the Notes as a new series of Securities to be issued under the Indenture, designated as the “5.400% Senior Notes due 2036”.

The Trustee shall initially authenticate and deliver for original issue on the date hereof Notes in an initial aggregate principal amount of $750,000,000, upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes.

The aggregate principal amount of the Notes that may be authenticated and delivered pursuant to the Indenture is unlimited. The aggregate principal amount of the Notes to be issued under the Indenture may be increased at any time, and the Notes may be reopened for issuances of additional Notes, upon a Company Order, without the consent of any Holder and without any further supplement or amendment to the Indenture; provided that if such additional Notes are not fungible with the Notes issued on the date of this First Supplemental Indenture for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Each such Company Order for the issuance of additional Notes shall specify the principal amount of the Notes to be authenticated, the date on which the additional Notes are to be authenticated, and the name or names of the initial Holder or Holders thereof. The Notes issued on the date of this First Supplemental Indenture and any additional Notes that may be issued after such date shall be part of the same series of Securities for all purposes under the Indenture.

The Notes shall mature on February 1, 2036 (the “Maturity Date”).

The rate at which the Notes shall bear interest, the date from which such interest shall accrue, the dates on which interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of the Notes attached as Exhibit A to this First Supplemental Indenture. All payments of principal of, premium, if any, and interest due on any Notes represented by Global Notes on any Interest Payment Date or on the Maturity Date, will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day that is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as practicable thereafter, the Trustee will make such payments to the Depositary.

Section 1.3         Security Registrar and Paying Agent.

The Company initially appoints the Trustee as Security Registrar and Paying Agent with respect to the Notes. The office or agency where Notes may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the Corporate Trust Office of the Trustee.

Article II
REDEMPTION

Section 2.1         Optional Redemption.

(1)            At its option at any time prior to the Maturity Date, the Company may redeem all or any portion of the Notes, at once or from time to time, in accordance with the provisions of Section 7 on the reverse of the form of the Notes in Exhibit A hereto.

(2)            Any redemption pursuant to this Section 2.1 shall otherwise be made in accordance with the provisions of Article Eleven of the Base Indenture.

Section 2.2         Special Mandatory Redemption.

(1)            If (i) the closing of the HG Acquisition has not occurred on or prior to the later of (x) June 2, 2026 and (y) such date to which the outside date under the Purchase Agreement as in effect on the date of this First Supplemental Indenture may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) the Company determines based on its reasonable judgment (in which case it will notify the Trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all (any event in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”) (such redemption, a “Special Mandatory Redemption”).

(2)            Upon the occurrence of a Special Mandatory Redemption Event, the Company will promptly (but in no event later than 10 Business Days following such Special Mandatory Redemption Event) cause notice to be delivered electronically or mailed to each Holder of the Notes at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the fifth Business Day following the redemption notice date (the “Special Mandatory Redemption Date”) and that all of the outstanding Notes to be redeemed will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Company will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, the Notes to be redeemed will cease to bear interest on and after the Special Mandatory Redemption Date.

(3)            Except as provided above, any redemption pursuant to this Section 2.2 shall be made in accordance with the provisions of Article Eleven of the Base Indenture.

Article III
MISCELLANEOUS PROVISIONS

Section 3.1         Definitions.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture. The following are additional definitions used in this First Supplemental Indenture:

“HG Acquisition” means the acquisition by the Company of 100% of the issued and outstanding equity interests of HG Energy II Production Holdings, LLC, a Delaware limited liability company (“HG Production”), from HG Energy II LLC, a Delaware limited liability company (“Seller”), pursuant to the Purchase Agreement.

“Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of December 5, 2025, by and among Antero Midstream Partners LP, the Company, Seller, HG Production and HG Energy II Midstream Holdings, LLC, as amended, supplemented or otherwise modified from time to time.

Section 3.2         Ratification and Incorporation of Indenture.

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. Capitalized terms used herein for which no definition is provided herein shall have the meaning set forth in the Base Indenture.

Section 3.3         Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.4         Counterpart Originals.

This First Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 3.5         Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.6         Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.7         U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this First Supplemental Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 3.8         Severability.

In case any provision in this First Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.9         Certain Trustee Matters.

The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ANTERO RESOURCES CORPORATION

By:	/s/ Brendan E. Krueger
Name:	Brendan E. Krueger
Title:	Chief Financial Officer and Senior Vice President – Finance and Treasurer

[Signature Page to the First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Scott Little
Name:	Scott Little
Title:	Vice President

[Signature Page to the First Supplemental Indenture]

Exhibit A-1

FORM OF NOTE

[FACE OF NOTE]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (2) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

* To be included in a Global Note only.

ANTERO RESOURCES CORPORATION

5.400% SENIOR NOTE DUE 2036

No. __________	$__________

CUSIP No. 03674X AU0

ISIN US03674XAU00

ANTERO RESOURCES CORPORATION, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to [Cede & Co.]* or registered assigns, the principal sum of __________ Dollars [,or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in Global Note,]* on February 1, 2036.

Interest Payment Dates: February 1 and August 1

Regular Record Dates: January 15 and July 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

* To be included in a Global Note only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers.

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ______________

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[REVERSE OF NOTE]

ANTERO RESOURCES CORPORATION

5.400% SENIOR NOTE DUE 2036

This Note is one of a duly authorized series of Securities of ANTERO RESOURCES CORPORATION, a Delaware corporation (the “Company”), issued under the Indenture hereinafter referred to and designated pursuant thereto as 5.400% Senior Notes due 2036 (herein, the “Notes”) of the Company.

1.             Interest.

The Company promises to pay interest on the principal amount of this Note at the rate of 5.400% per annum. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, beginning [August 1, 2026] (each an “Interest Payment Date”), and on the Maturity Date of the Notes, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid [or, if no interest has been paid, from the date of issuance]; provided, that if there is no existing Default in the payment of, or provisions for, interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof; provided, however, that interest payable on the Maturity Date of this Note will be payable to the Person to whom the principal hereof shall be payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment will be made on the next Business Day, and no interest will accrue on the amount of interest due on that payment date for the period from and after the Interest Payment Date, Maturity Date, or Redemption Date to the date of payment.

2.             Method of Payment.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose or at such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payments in respect of a Global Note will be made by wire transfer of immediately available funds to the accounts specified by the Depositary, and (ii) payments in respect of Notes in definitive form may, at the option of the Company, be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

3.             Paying Agent and Security Registrar.

Initially, Computershare Trust Company, N.A. will, at its Corporate Trust Office, act as the Company’s office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served; provided the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purpose of effecting service of legal process on the Company. The Corporate Trust Office is currently located at Computershare Trust Company, N.A., Corporate Trust Services, 1505 Energy Park Drive, St. Paul, MN 55108.

4.             Indenture.

Reference is made hereby to (i) the Indenture, dated as of January 28, 2026 (the “Base Indenture”), between the Company as issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”) and (ii) the First Supplemental Indenture thereto, dated as of January 28, 2026 (the “First Supplemental Indenture”), between the Company and the Trustee, providing for the issuance of the Notes and certain other series of Securities. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, and as may be further duly amended and supplemented with respect to the Notes in accordance with the terms thereof, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture (including terms defined therein, which terms when used but not defined herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Notes are unsecured general obligations of the Company initially limited to $750,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount as provided in the Indenture. The Indenture provides for the issuance of other series of debentures, notes and other evidences of indebtedness (including the Notes, the “Securities”) thereunder.

5.             Denominations; Transfer; Exchange.

The Notes are to be issued in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges and fees required by law or permitted by the Indenture. The Company hereby irrevocably undertakes to the Holder hereof to exchange this Note in accordance with the terms of the Indenture without service charge.

6.             Person Deemed Owner.

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

7.             Optional Redemption.

The Notes are redeemable, in whole or in part, at the option of the Company at any time or from time to time prior to the Maturity Date, as provided below.

Prior to November 1, 2035 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the Redemption Date, and

(2)            100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. In each case, the redemption is subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or before the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company will, prior to the Redemption Date, file with the trustee an Officers’ Certificate setting forth the Treasury Rate. The Trustee shall have no duty or obligation to determine the Treasury Rate or the Redemption Price or to verify the Company’s calculation of the Treasury Rate or the Redemption Price.

Any such redemption may, at the discretion of the Company, be conditioned upon the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the Redemption Date or have been waived by the Company on or before the Redemption Date. The Company will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide written notice of a delay or rescission of such notice of redemption (and rescission and cancellation of the redemption of the Notes) to the Trustee no later than 11:00 a.m., New York City time, on the Redemption Date. Upon receipt of such notice of delay of such Redemption Date or rescission of such notice of redemption, such Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

The Company will mail or deliver a notice of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select the Notes to be redeemed in accordance with the provisions of Section 1107 of the Base Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

8.            Mandatory Redemption.

The Company may be required to redeem all outstanding Notes upon the occurrence of a Special Mandatory Redemption Event, as described in Section 2.2 of the First Supplemental Indenture. The Company is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may acquire the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

9.             Amendment; Supplement; Waiver.

Subject to certain exceptions and limitations set forth in the Indenture, the Indenture may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, and any past default under the Indenture with respect to the Notes, and its consequences, may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may supplement the Indenture for certain purposes, as provided in the Indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

10.            Defaults and Remedies.

If any Event of Default with respect to the Notes at any time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the principal amount of, and accrued and unpaid interest, if any, on, all of the Notes to be due and payable immediately. At any time after a declaration or occurrence of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may, under certain circumstances, waive an Event of Default giving rise to such declaration of acceleration, whereupon such declaration and its consequences shall be deemed to have been rescinded and annulled.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether not any such direction unduly prejudices the rights of such Holders) or involves the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

11.            Discharge Prior to Maturity.

The Indenture shall be satisfied and discharged and the Notes canceled upon the payment of all Notes and, as provided in Article Four of the Base Indenture, shall be satisfied and discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

12.            Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

13.            Authentication.

This Note shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

14.            CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –	____________________
(Cust.)

TEN ENT	–	as tenants by entireties	Custodian for:	__________________________
(Minor)

under Uniform Gifts to

JT TEN	–	as joint tenants with right of	Minors Act of	___________
		survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

__________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
Please print or type name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated
Signature of Registered Holder

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL NOTE*

The following increases or decreases in the principal amount of this Global Note have been made:

Date of Change	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Depositary

* To be included in a Global Note only.